                             SUBSTITUTION AGREEMENT

      Agreement, made this 11th day of February, 1998, by and among Palladian Advisors, Inc. ("PAI"), a Delaware corporation; Allmerica Investment Management Company, Inc. ("AIMCO"), a Massachusetts corporation; Fischer Francis Trees & Watts, Inc., a New York corporation (the "Portfolio Manager"); and The Palladian Trust (the "Trust") , a Massachusetts business trust.

      WHEREAS, the Trust is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended ("Act"), and the Trust issues shares in several different classes, each of which is known as a "Portfolio"; and

      WHEREAS, PAI has served as Manager to the Trust pursuant to a Management Agreement between the Trust and PAI dated October 12, 1995; and

      WHEREAS, the Trust and PAI entered into a Portfolio Management Agreement with the Portfolio Manager, dated October 12, 1995 (the "Portfolio Management Agreement"), under which the Portfolio Manager currently serves as the Portfolio Manager for The Global Strategic Income Portfolio of the Trust; and

      WHEREAS, the Trust and PAI have terminated the Management Agreement with PAI, effective at the close of business on February 11, 1998; and

      WHEREAS, commencing February 12, 1998, AIMCO has agreed to serve as Manager to the Trust pursuant to a new Management Agreement between the Trust and AIMCO dated February 12, 1998; and

      WHEREAS, the Management Agreement between AIMCO and the Trust is subject to approval by the vote of a majority of the outstanding voting securities of each Portfolio of the Trust, and a special meeting of shareholders must be held within a 120-day period after February 11, 1998 for purposes of obtaining such approval; and

      WHEREAS, PAI, the Portfolio Manager, and the Trust desire to substitute AIMCO as a party to the Portfolio Management Agreement in the place of PAI and AIMCO desires to be substituted as a party to the Portfolio Management Agreement in the place of PAI.

      Therefore, the parties agree as follows:

      1. Substitution of Party. Effective as of February 12, 1998, AIMCO is hereby substituted as a party to the Portfolio Management Agreement in the place of PAI. The substitution shall be effective for a period of 120 days after February 11, 1998,
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and shall be effective thereafter subject to approval of the Management
Agreement between AIMCO and the Trust by the vote of a majority of the outstanding voting securities of The Global Strategic Income Portfolio of the Trust at a meeting of shareholders, which will be held within a 120-day period after February 11, 1998. In the event that shareholders of The Global Strategic Income Portfolio do not approve the Management Agreement as provided above, the Portfolio Management Agreement shall terminate as of the close of business on the 120th day after February 11, 1998.

      2. Performance of Duties. As of the effectiveness of the substitution as described above, AIMCO hereby assumes and agrees to perform all of PAI's duties and obligations under the Portfolio Management Agreement and be subject to all of the terms and conditions of said Agreement as if they applied to PAI. AIMCO shall not be responsible for any claim or demand arising under the Portfolio Management Agreement from services rendered prior to the effective date of this Substitution Agreement unless otherwise agreed by AIMCO, and PAI shall not be responsible for any claim or demand arising under the Portfolio Management Agreement from services rendered after the effective date of this Substitution Agreement unless otherwise agreed by PAI.

      3. Representation of AIMCO. AIMCO represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940.

      4. Consent. The Trust and the Portfolio Manager hereby consent to this substitution of AIMCO as a party to the Portfolio Management Agreement in the place of PAI and the assumption by AIMCO of PAI's interest in such Agreement and the duties and obligations thereunder, and agree, subject to the terms and conditions of said Agreement, to look to AIMCO for the performance of the Manager's duties and obligations under said Agreement after the effective date as described above.

      5. Indemnification By AIMCO. Notwithstanding any limitation of liability in the Portfolio Management Agreement, AIMCO shall indemnify and hold harmless the Portfolio Manager, its affiliates and the directors, officers, agents and employees of the foregoing (each an "Indemnified Person") from all cost, damage and expense, including reasonable expenses for legal counsel, incurred by an Indemnified Person as a result of the AIMCO's actions or omissions in performing its duties under the Portfolio Management Agreement that constitute negligence, bad faith, breach of trust or fiduciary duty, a material violation of one or more of the Portfolio Management Agreement, fraud, reckless or intentional misconduct, or violation of law or regulation. In the event an Indemnified Person receives a demand, claim or lawsuit relating to the Trust, its shares,
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                                        3

and/or the Agreements, the Indemnified Person shall promptly notify AIMCO and the Portfolio Manager.

      6. Indemnification By Portfolio Manager. Notwithstanding any limitation of liability in the Portfolio Management Agreement, the Portfolio Manager shall indemnify and hold harmless AIMCO, its affiliates and the directors, officers, agents and employees of the foregoing (each an "Indemnified Person") from all cost, damage and expense, including reasonable expenses for legal counsel, incurred by an Indemnified Person as a result of the Portfolio Manager's actions or omissions in performing its duties under the Portfolio Management Agreement that constitute negligence, bad faith, breach of trust or fiduciary duty, a material violation of the Portfolio Management Agreement, fraud, reckless or intentional misconduct, or violation of law or regulation. In the event an Indemnified Person receives a demand, claim or lawsuit relating to the Trust, its shares, and/or the Agreements, the Indemnified Person shall promptly notify AIMCO and the Portfolio Manager.

      7. Notice. Notices shall be in writing and shall be duly given if sent by first class mail or delivered to the following addresses or to such other address as shall be specified by a party with proper notice to the other parties:

           If as to AIMCO:

           Allmerica Investment Management
             Company, Inc.
           440 Lincoln Street
           Worcester, MA 01653
           Attn:   President

           If as to the Trust:

           The Palladian Trust
           440 Lincoln Street
           Worcester, MA 01653
           Attn:   President

           If as to PAI:

           Palladian Advisors, Inc.
           701 Palomar Airport Road
           Suite 300
           Carlsbad, CA 92009
           Attn:   President
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           If as to the Portfolio Manager:

           Fischer Francis Trees & Watts, Inc.
           200 Park Avenue, 46th Floor
           New York, NY 10166
           Attn:   President

      8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

      9. Captions. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
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      IN WITNESS WHEREOF, the parties hereto have caused this Substitution
Agreement to be executed by their duly authorized officers as of the date and year first written above.

                                     Palladian Advisors, Inc.


/s/ Janne Leal                       By: /s/ H. Michael Schwartz
----------------------------             ----------------------------------
Witness                                  H. Michael Schwartz
                                         President

                                     Allmerica Investment Management
                                        Company, Inc.


/s/ Irene Nosel                      By: /s/ Thomas P. Cunningham
----------------------------             ----------------------------------
Witness                                  Vice President
                                         ----------------------------------
                                         Title

                                     Fischer Francis Trees & Watts, Inc.


/s/                                  By: /s/ Stephen P. Casper
----------------------------             ----------------------------------
Witness                                  Managing Director
                                         ----------------------------------
                                         Title

                                     The Palladian Trust


/s/ Christopher E. Palmer            By: /s/ Matthew J. Stacom
----------------------------             ----------------------------------
Witness                                  Matthew J. Stacom
                                         Trustee